UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 1, 2024

NATURE’S MIRACLE HOLDING INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41977	88-3986430
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3281 E. Guasti Road, Suite 175 Ontario, CA 91761	91761
(Address of registrant’s principal executive office)	(Zip code)

(909) 218-4601

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	NMHI	The Nasdaq Stock Market LLC

Warrants to purchase Common Stock, at an exercise price of $11.50 per share	NMHIW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of George Yutuc as Chief Financial Officer and Appointment as Chief Operating Officer

On December 1, 2024, the Board of Directors (the “Board”) of Nature’s Miracle Holding Inc. (the “Company”) approved the transition of George Yutuc from his role as Chief Financial Officer to Chief Operating Officer of the Company, effective immediately.

Appointment of Daphne Y. Huang as Chief Financial Officer

On December 1, 2024, the Board appointed Daphne Y. Huang, effective December 1, 2024, as Chief Financial Officer of the Company.

Prior to her appointment as Chief Financial Officer of the Company, Ms. Huang, 54 years old, served as Chief Financial Officer at Gorilla Technology Group Inc., a Nasdaq-listed company providing global Edge AI security solutions, from July 2022 to August 2024. From August 2021 to July 2022, she was the Chief Financial Officer of GoFor Industries Inc., an IT platform enabled last mile logistics company operating in Canada and the United States. Between April 2020 and August 2021, Ms. Huang served as Chief Financial Officer and Chief Accounting Officer at Taro Pharmaceutical Industries Ltd., a multinational pharmaceutical company listed on NYSE. Prior to that, she held the role of Chief Financial Officer and Interim Chief Operating Officer at Humanwell USA LLC / PuraCap International LLC, a global pharmaceutical company, from June 2016 to April 2020. Earlier in her career, Ms. Huang served as a Senior Portfolio Manager in the Middle Market Banking Group at HSBC Bank from 2015 to 2016. From 2009 to 2015, she was the Chief Financial Officer at Lihua International, Inc., a Nasdaq-listed manufacturing and distribution company. Ms. Huang also held roles in debt capital markets as Vice President at GE Capital Markets, Inc. from 2003 to 2009 and as Senior Associate at Fleet Securities, Inc. (now acquired by Bank of America) from 2000 to 2002. Ms. Huang was the Senior Auditor in Capital Markets Group at PricewaterhouseCoopers LLP from 1997 to 2000. Ms. Huang is a licensed Certified Public Accountant and earned her Master of Business Administration in Finance/Management/International Business from New York University’s Leonard N. Stern School of Business in 2000. She received her Bachelor of Business Administration in Accounting from Baruch College, City University of New York, in 1995.

In connection with Ms. Huang’s appointment, the Company entered into an employment agreement (the “Employment Agreement”) with Ms. Huang, dated December 1, 2024.

Under the terms of the Employment Agreement, Ms. Huang will receive an annual salary of $280,000 and a one-time equity grant of 100,000 restricted shares of common stock of the Company vesting evenly over a two-year period, subject to her continued employment with the Company.

The foregoing is not a complete description of the Employment Agreement and is qualified in its entirety by reference to the full text of the Employment Agreement, which is filed as Exhibit 10.1 to this current report, and incorporated herein by reference.

There are no arrangements or understandings between Ms. Huang and any other person pursuant to which she was appointed as Chief Financial Officer of the Company. Ms. Huang does not have any family relationships with any director or executive officer of the Company. There are no related party transactions (within the meaning of Item 404(a) of Regulation S-K promulgated under the Securities Act of 1933, as amended) between Ms. Huang and the Company.

Item 7.01. Regulation FD Disclosures.

On December 3, 2024, the Company issued a press release announcing the appointment of Daphne Y. Huang as the Company’s Chief Financial Officer and the appointment of George Yutuc as the Company’s Chief Operating Officer. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

The information in this Item 7.01 of this Current Report on Form 8-K and Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended. The information contained in this Item 7.01 shall not be incorporated by reference into any filing with the SEC made by the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Employment Agreement, dated December 1, 2024, by and between Nature’s Miracle Holding Inc. and Daphne Y. Huang.
99.1	Press Release of Nature’s Miracle Holding Inc. dated December 3, 2024.
104	Cover Page Interactive Data File (formatted in Inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 5, 2024

NATURE’S MIRACLE HOLDING INC.

By:	/s/ Tie (James) Li
Name:	Tie (James) Li
Title:	Chief Executive Officer

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